SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 3, 2005 (May 27, 2005)

DIGITAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32336	26-0081711
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

560 Mission Street, Suite 2900 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Business and Operations

Item 1.01 Material Definitive Agreement

(a) Mortgage Financing of Lakeside Technology Center

On May 27, 2005, in connection with the acquisition of the Lakeside Technology Center described below in Section 2.01 – Financial Information – Acquisition or Disposition of Assets, Digital Lakeside, LLC (“Digital Lakeside”), an indirect, wholly-owned subsidiary of Digital Realty Trust, L.P. (the “Operating Partnership”), the operating partnership subsidiary of Digital Realty Trust, Inc., a real estate investment trust, completed a $100.0 million mortgage financing with Morgan Stanley Mortgage Capital, Inc. The mortgage loan consists of two separate notes with a weighted average variable interest rate based on LIBOR plus a premium of 2.20% and a maturity date of June 9, 2008. Under the terms of the mortgage, Digital Lakeside also has two one-year extension options. Subject to certain conditions, the loan may be prepaid in whole at any time after May 9, 2006. A prepayment fee equal 0.75% of the outstanding principal must be made in connection with any prepayment prior to and including November 9, 2006. The financing is evidenced by a mortgage and related loan documents.

(b) Acquisition of Savvis Data Center Portfolio

On May 27, 2005, the Operating Partnership entered into definitive purchase and sale agreements with an unrelated third party to acquire a portfolio of five properties known as the Savvis Data Center portfolio. The Savvis Data Center portfolio comprises four data center buildings and one office building totaling approximately 560,000 net rentable square feet. Three of the data center buildings and the office building are located in Santa Clara, California, and one data center building is located in El Segundo, California. The buildings are 100% leased to a single tenant, Savvis, Inc. The purchase price, which was determined through negotiations between the Operating Partnership and the seller, will be approximately $92.5 million to be paid in cash at closing. The Operating Partnership expects that the purchase price will initially be funded with borrowings under its unsecured revolving credit facility, which matures in November 2007 (the “Credit Facility”).

The purchase of the properties is subject to numerous conditions, including the satisfactory conclusion by the Operating Partnership of its due diligence review of the property during a due diligence period ending on June 12, 2005. During the due diligence period, the Operating Partnership has the right to terminate the purchase and sale agreements for any reason or for no reason.

Pursuant to the purchase and sale agreements, the Operating Partnership has made a deposit of $500,000 and is required to make an additional $500,000 deposit upon the expiration of the due diligence period. If the Operating Partnership terminates the purchase and sale agreements before the end of the due diligence period for any reason the deposit will be fully refunded. If the Operating Partnership terminates the purchase and sale agreements after the due diligence period, other than pursuant to a specific termination right granted to the purchaser in the purchase and sale agreements, the seller will be entitled to receive the entire deposit. If the Operating Partnership does not elect to terminate the purchase and sale agreements, the deposit will be credited toward the purchase price of the property.

During the due diligence period, we will have the opportunity to evaluate legal, title, survey, engineering, structural, mechanical, environmental, zoning, permit status, marketing and economic data, financial statements and information, property statements, loan documents and other documents and information related to the property.

There are no material relationships between us and the seller.

(c) Acquisition of Ameriquest Data Center

On May 31, 2005, the Digital Concord Center, LLC, a wholly-owned subsidiary of Operating Partnership, entered into a definitive purchase and sale agreement with Global Concord Operating Company, LLC, a wholly-owned subsidiary of Global Innovation Partners, LLC (“GI Partners”), to acquire the property known as the Ameriquest Data Center. It is expected the acquisition will be completed within one week. Located in Englewood, Colorado

(Denver metropolitan area), the Ameriquest Data Center is a single story data center building totaling approximately 82,000 net rentable square feet. The Ameriquest Data Center is 100% leased to Ameriquest Mortgage Company. The $16.5 million purchase price was determined through negotiations between us and GI Partners and was less than the value determined by Cushman & Wakefield, an independent third party appraiser retained in connection with the acquisition. The purchase price will be paid in cash at closing. The Operating Partnership intends to fund the purchase price with borrowings under the Credit Facility.

GI Partners is a private equity fund that was formed to pursue investment opportunities that intersect the real estate and technology industries. GI Partners contributed a substantial portion of our initial properties to us in connection with our initial public offering in November 2004 in exchange for partnership common limited units in the Operating Partnership, 24,699,359 of which it continues to hold. Richard Magnuson, the Executive Chairman of our board of directors, is also the chief executive officer of the advisor to GI Partners. Mr. Magnuson, Michael Foust, our Chief Executive Officer and a member of its board of directors, and Scott Peterson, our Senior Vice President, Acquisitions, are minority investors in GI Partners. Additional information regarding the relationship between us and GI Partners can be found in our annual report filed on form 10-K for the year ended December 31, 2005. The acquisition of the Ameriquest Data Center was approved by the independent members of our board of directors.

Section 2 Business Operations

Item 2.01 Acquisition or Disposition of Assets

On May 27, 2005, we completed of the purchase of the Lakeside Technology Center. Located in Chicago, Illinois, the Lakeside Technology Center is an 8-story re-developed historic building comprising a total of approximately 1,095,540 square feet, including approximately 820,540 net rentable square feet and approximately 275,000 square feet of space in shell condition held for redevelopment. The purchase price, which was determined through negotiations between the Operating Partnership and the seller, is approximately $140 million, which includes fees payable to the seller in connection with its ongoing efforts to obtain a change in the real estate tax classification of the property. The seller can earn an additional contingent fee of up to $20 million by obtaining a real estate tax classification prior to December 31, 2006. In addition to the $100 million mortgage financing with Morgan Stanley described above in Section 1.01(a) – Business and Operations – Material Definitive Agreement – Mortgage Financing of Lakeside Technology Center, the Operating Partnership funded the acquisition with $35 million of borrowings under the Credit Facility and from working capital.

Item 7.01 Regulation FD Disclosure

The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibits attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibits attached hereto, shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

On June 3, 2005, we issued a press release announcing the execution of definitive purchase and sale agreements for the Savvis Data Center portfolio and the Ameriquest Data Center and the completion of the purchase of the Lakeside Technology Center and the Ameriquest Data Center. The text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

Financial statements for Lakeside Technology Center will be filed by amendment as soon as practicable, but not later than 71 days from the date of this Current Report on Form 8-K.

(b) Pro forma financial information.

Pro forma financial information for Lakeside Technology Center and the will be filed by amendment as soon as practicable, but not later than 71 days from the date of this Current Report on Form 8-K

(c) Exhibits.

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
99.1	Press Release dated June 3, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ A. William Stein
A. William Stein
Chief Financial Officer and
Chief Investment Officer

Dated: June 3, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 3, 2005